UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026 (July 16, 2026)

Chiron Real Estate Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	XRN	NYSE
Series A Preferred Stock, par value $0.001 per share	XRN PrA	NYSE
Series B Preferred Stock, par value $0.001 per share	XRN PrB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Appointments

Effective July 16, 2026, Robert “Bobby” Zeiller, age 56, was appointed as Chief Development Officer and Head of Seniors Housing of Chiron Real Estate Inc. (the “Company”) and Inter-American Management LLC (“IAM”), and Aaron Roseth, age 51, was appointed as Chief Operating Officer of the Company and IAM. In connection with these appointments, Danica Holley transitioned from Chief Operating Officer to Chief Administrative Officer of the Company and IAM, effective July 16, 2026.

Prior to joining the Company, Mr. Zeiller held various roles at Silverstone Senior Living over the past ten years, serving as Vice Chairman, Co-Chief Executive Officer and Chief Executive Officer. Prior to joining Silverstone Senior Living, Mr. Zeiller served as Executive Vice President of Westbrook Properties in Washington, D.C., and as Regional Vice President of Crescent Resources, LLC, where he was involved in residential investment, entitlement, development and construction activities. Throughout his career, Mr. Zeiller has worked on senior housing, multifamily, mixed-use and other real estate development projects. Mr. Zeiller holds a B.S. in Building Construction from Virginia Tech University and is a LEED Accredited Professional.

Prior to joining the Company, Mr. Roseth served for more than two decades at ESG Architecture & Design, including as President and Chief Executive Officer during the last ten years of his tenure, where he led the firm’s expansion from a predominantly regional practice into a national platform. Throughout his career, Mr. Roseth has worked with REITs, institutional investors, developers, operators and ownership groups on the planning, development, acquisition and positioning of healthcare, active adult, senior housing, multifamily, hospitality and mixed-use real estate. Mr. Roseth earned both his bachelor’s and master’s degrees from the University of Minnesota College of Design.

There are no arrangements or understandings between either Mr. Zeiller or Mr. Roseth and any other persons pursuant to which he was appointed as an officer of the Company and IAM. There are no family relationships between either Mr. Zeiller or Mr. Roseth and any of the Company’s directors or executive officers. Mr. Zeiller is a minority partner and former Chief Executive Officer of Silverstone Senior Living, affiliates of which were the sellers in the Company’s purchase of the Landing, Riviera and Pinnacle properties. Mr. Zeiller is expected to remain on the board of Silverstone Senior Living and to provide consulting services to Silverstone Senior Living through December 31, 2026, although his board service may continue thereafter. The Company previously disclosed such acquisition transactions in Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 6, 2026 and June 2, 2026. Except as described above, neither Mr. Zeiller nor Mr. Roseth is a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements

In connection with the foregoing appointments and transition, IAM entered into employment agreements with Robert Zeiller, Aaron Roseth, Danica Holley and Jamie Barber, each effective as of July 16, 2026. Mr. Zeiller will serve as Chief Development Officer and Head of Seniors Housing of the Company and IAM, Mr. Roseth will serve as Chief Operating Officer of the Company and IAM, Ms. Holley will serve as Chief Administrative Officer of the Company and IAM, and Mr. Barber will continue to serve as General Counsel and Corporate Secretary of the Company and IAM. The employment agreements for Ms. Holley and Mr. Barber supersede any severance payments or benefits to which they otherwise may have been entitled under the Company’s existing severance plan.

Term

Each employment agreement provides for an initial three-year term commencing on July 16, 2026, with automatic renewals for successive one-year periods unless either party provides at least 90 days’ advance notice of non-renewal. Each executive’s position is based in Bethesda, Maryland, and each executive is required to devote his or her best efforts and full time and attention to the businesses of the Company and its direct and indirect subsidiaries, subject to customary exceptions.

Compensation and Benefits

Under the employment agreements, Mr. Zeiller is entitled to an annual base salary of $400,000 and, beginning with the 2027 calendar year, a target annual bonus equal to 75% of his annual base salary. Mr. Roseth is entitled to an annual base salary of $350,000 and, beginning with the 2027 calendar year, a target annual bonus equal to 100% of his annual base salary. Ms. Holley is entitled to an annual base salary of $325,000 and, beginning with the 2027 calendar year, a target annual bonus equal to 100% of her annual base salary. Mr. Barber is entitled to an annual base salary of $290,000 and, beginning with the 2027 calendar year, a target annual bonus equal to 100% of his annual base salary. Each of Mr. Zeiller and Mr. Roseth is also eligible to receive a pro rata bonus for the 2026 calendar year, payable 60% in cash and 40% in LTIP Units, subject to the terms of the applicable employment agreement.

Mr. Zeiller’s employment agreement provides that 50% of the pro rata portion of his base salary for the remainder of the 2026 calendar year following the effective date will be paid in the form of LTIP Units, which will vest in full on December 31, 2026, subject to the terms of the applicable award agreement.

During the employment period, each executive and his or her eligible dependents will be eligible to participate in the same benefit plans and programs generally made available to similarly situated employees of IAM, subject to the terms and conditions of the applicable plans and programs as in effect from time to time.

Severance and Restrictive Covenants

Each employment agreement provides that, if the executive’s employment terminates upon expiration of the then-current term as a result of non-renewal by IAM, is terminated by IAM without cause, or is terminated by the executive for good reason, then, subject to the executive’s timely execution and non-revocation of a general release of claims and continued compliance with applicable restrictive covenants, the executive will be entitled to receive severance benefits. The severance benefits consist of: (i) cash severance payments in an aggregate amount equal to the sum of 12 months of the executive’s annual base salary and the greater of the executive’s target annual bonus for the year of termination or the annual bonus actually paid to the executive for the preceding year; (ii) a pro rata termination bonus for the year of termination, based on the executive’s target annual bonus and the number of days employed during such year; (iii) accelerated vesting of all outstanding time-based equity awards; (iv) continued eligibility for vesting of outstanding performance-based equity awards based on actual performance through the end of the applicable performance period, subject to the terms of the applicable award agreement; and (v) a COBRA subsidy or replacement payment for up to 12 months.

The severance payments generally will be paid in substantially equal installments over the 12-month period beginning on IAM’s first regularly scheduled payroll date that is on or after the date that is 60 days following the applicable termination date, subject to the terms of the applicable employment agreement and compliance with Section 409A of the Internal Revenue Code. The pro rata termination bonus, if any, generally will be paid on the later of the date that annual bonuses for the year of termination are paid to similarly situated executives and the date the first installment of severance is paid, but in no event later than March 15 of the calendar year following the calendar year in which the termination occurs.

If the qualifying termination occurs within the period beginning six months prior to a change in control and ending 12 months following a change in control, the executive generally will be entitled to the same termination benefits described above, except that the cash severance amount will be equal to two times the sum of 12 months of the executive’s annual base salary and the greater of the executive’s target annual bonus for the year of termination or the annual bonus actually paid to the executive for the preceding year, and the cash severance and any termination bonus generally will be paid in a lump sum following the later of the termination date and the change in control, subject to the terms of the applicable employment agreement.

In the event of termination due to the executive’s death or disability, the executive, or the executive’s estate, as applicable, generally will be eligible to receive the pro rata termination bonus, accelerated vesting of outstanding time-based equity awards, continued eligibility for vesting of outstanding performance-based equity awards based on actual performance through the end of the applicable performance period, and the COBRA subsidy or replacement payment, subject to the executive’s or estate’s timely execution and non-revocation of a release and the other terms and conditions of the applicable employment agreement.

For purposes of the employment agreements, “cause” generally includes the executive’s material breach of the applicable employment agreement or another written agreement with the Company or its affiliates; material breach of applicable workplace laws or written policies or codes of conduct; fraud, theft, dishonesty, embezzlement or breach of fiduciary duty relating to the Company or its affiliates or the executive’s duties; gross negligence or willful misconduct relating to the Company or its affiliates or the executive’s duties that results, or could reasonably be expected to result, in material and demonstrable damage; conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude, or an indictment for such offense that is not discharged or otherwise resolved within 18 months; willful failure or refusal, other than due to disability, to perform the executive’s obligations under the applicable employment agreement or follow a lawful directive; or violation of applicable restrictive covenants, subject in certain cases to notice and cure rights under the applicable employment agreement.

“Good reason” generally includes, without the executive’s written consent, a material diminution in base salary or in the executive’s title, authority, duties or responsibilities with the Company and its affiliates, a material breach by IAM of its obligations under the applicable employment agreement, or any requirement that the executive report to a corporate officer or employee of the Company instead of reporting directly to the Chief Executive Officer, subject to the executive’s compliance with applicable notice, cure and resignation timing requirements.

“Change in control” generally includes certain acquisitions of more than 50% of the Company’s outstanding common stock or voting power, certain changes in the composition of the Board, certain business combinations that do not satisfy specified continuing ownership and board composition requirements, and a sale or other disposition of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, in each case subject to the terms, conditions and exclusions set forth in the applicable employment agreement.

Each employment agreement also contains customary restrictive covenants, including covenants relating to confidentiality, ownership of intellectual property, non-competition, non-solicitation of customers, suppliers, employees and contractors, and cooperation in the defense of claims,. The non-competition and non-solicitation covenants generally apply during the employment period and for 12 months following termination of employment.

The description of the employment agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements, which are filed as Exhibit 10.1 through Exhibit 10.4 hereto and incorporated herein by reference.

Equity and Inducement Awards

During the employment period, each executive is eligible to participate in the Chiron Real Estate Inc. 2016 Equity Incentive Plan, as amended from time to time (the “LTIP”), or any successor equity incentive plan. Each of Mr. Roseth and Mr. Zeiller is also eligible to receive a 2027 LTIP award with a target aggregate dollar value of $550,000, subject to approval and discretion of the Compensation Committee.

As a material inducement to their joining the Company, each of Mr. Roseth and Mr. Zeiller will receive inducement awards consisting of a one-time LTIP Unit award subject to time-based vesting and are intended to qualify as employment inducement awards under Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other applicable rules or guidance of the New York Stock Exchange, and, accordingly, shall be granted outside of, and not pursuant to, the LTIP. The inducement awards will each have a value equal to $275,000 divided by the average closing price of the Company’s common stock as reported on the New York Stock Exchange for the 15 trading days immediately preceding the date of grant and will vest in substantially equal one-third increments on each of the first, second and third anniversaries of the date of grant, subject to continued employment. In addition, each of Mr. Roseth and Mr. Zeiller will also receive a one-time LTIP Unit award subject to performance-based vesting also intended to qualify as employment inducement awards, the terms and conditions of which (including performance goals and forfeiture restrictions) will be determined by the compensation committee of the Board of Directors of the Company in its sole discretion and set forth in the applicable award agreement.

Indemnification Agreement

In connection with the appointments described above, the Company entered into standard indemnification agreements with each of Mr. Zeiller and Mr. Roseth, the form of which was filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 2, 2026. Ms. Holley and Mr. Barber are each already party to an indemnification agreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Jamie Barber and Inter-American Management LLC, effective as of July 16, 2026.
10.2	Employment Agreement by and between Robert Zeiller and Inter-American Management LLC, effective as of July 16, 2026.
10.3	Employment Agreement by and between Aaron Roseth and Inter-American Management LLC, effective as of July 16, 2026.
10.4	Employment Agreement by and between Danica Holley and Inter-American Management LLC, effective as of July 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiron Real Estate Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: July 17, 2026